UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2019

Voltari Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-55419	90-0933943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

767 Fifth Avenue, Suite 4700

New York, NY 10153

(Address of Principal Executive Offices, including Zip Code)

(212) 388-5500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On September 24, 2019, Voltari Corporation, a Delaware corporation (the “Company”), held a special meeting of its common stockholders (the “Special Meeting”) to adopt the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Voltari Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), and Starfire Holding Corporation, a Delaware corporation (“Parent”). On September 24, 2019, the Merger Agreement was approved by the requisite vote of the Company’s common stockholders at the Special Meeting. Pursuant to the terms of the Merger Agreement, the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity after the merger, was consummated (the “Merger”) on September 24, 2019. As a result of the Merger, the Company is now a wholly-owned subsidiary of Parent.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2019 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information in the Introductory Note is incorporated by reference herein.

At the effective time of the Merger (the “Effective Time”), (a) each share of common stock, par value $0.001 per share, of the Company (the “Common Shares”) issued and outstanding immediately prior to the Effective Time (other than issued and outstanding Common Shares that are owned by (i) Parent, Merger Sub or any of their respective subsidiaries or affiliates other than the Company, (ii) the Company as treasury stock or any of its subsidiaries or (iii) stockholders that have perfected and not effectively withdrawn or lost their appraisal rights under Delaware law (the “Dissenting Common Shares”)) was converted into the right to receive $0.86 per Common Share in cash, without interest (the “Per Common Share Merger Consideration”), less any applicable withholding taxes, and (b) each share of the Company’s 13% Redeemable Series J Preferred Stock, par value $0.001 per share (the “Preferred Shares”) issued and outstanding immediately prior to the Effective Time (other than issued and outstanding Preferred Shares that are owned by (i) Parent, Merger Sub or any of their respective subsidiaries or affiliates other than the Company, (ii) the Company as treasury stock or any of its subsidiaries or (iii) stockholders that have perfected and not effectively withdrawn or lost their appraisal rights under Delaware law (the “Dissenting Preferred Shares” and, together with the Dissenting Common Shares, the “Dissenting Shares”)) was converted into the right to receive $62.06 per Preferred Share in cash, without interest, which reflects the Redemption Price (as defined in Section 11(i) of Exhibit A to the Company’s certificate of incorporation, including all amendments thereto, in effect prior to the Effective Time) (the “Redemption Price”). At the Effective Time, each Common Share and Preferred Share was automatically cancelled and ceased to exist. Following the consummation of the Merger, the Common Shares are no longer quoted on the OTCQB Marketplace operated by the OTC Markets Group, Inc. (“OTCQB”).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Common Shares are no longer quoted on the OTCQB, effective as of market close on September 24, 2019. The Company intends to file with the SEC a Form 15 requesting the termination of registration of the Common Shares under Section 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”), and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act; as a result, the Company will no longer file reports with the SEC.

Item 3.03. Material Modification to Rights of Security Holders.

The information in Items 2.01 and 3.01 is incorporated by reference herein.

At the Effective Time, the Company’s stockholders immediately before the Effective Time ceased to have any rights as stockholders in the Company, other than their right to receive the Per Common Share Merger Consideration or Redemption Price, as applicable, or, with respect to stockholders holding Dissenting Shares, appraisal rights.

Item 5.01. Changes in Control of Registrant.

The information in the Introductory Note and Item 2.01 is incorporated by reference herein.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly-owned subsidiary of Parent. The aggregate consideration paid in connection with the Merger was approximately $5,082,979, which consideration was funded with cash on hand from Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with completion of the Merger, each of Peter K. Shea, Jaffrey (Jay) A. Firestone, Kevin Lewis and Sachin Latawa resigned from his respective position as a member of the Company’s board of directors (the “Board”), and any committee thereof, effective as of the Effective Time, on September 24, 2019. Also on September 24, 2019, following the Effective Time, SungHwan Cho and Keith Cozza were appointed to the Board.

In connection with completion of the Merger, Kenneth Goldmann resigned from his position as Principal Executive Officer and Peter Kaouris from his position as Chief Accounting Officer, each effective as of the Effective Time, on September 24, 2019. Also, on September 24, 2019, following the Effective Time, Keith Cozza was appointed President and Secretary of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company amended and restated its certificate of incorporation and its bylaws. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 24, 2019, the Company held the Special Meeting to adopt the previously disclosed Merger Agreement. Holders of Common Shares as of July 10, 2019 (the “Record Date”) had one vote for each Common Share owned by such stockholder as of the close of business on the Record Date. Holders of Preferred Shares were not entitled to vote at the Special Meeting on any matter.

Pursuant to applicable law and the terms of the Merger Agreement, the approval of the Merger and adoption of the Merger Agreement required the affirmative vote of both (i) the holders of a majority of the outstanding Common Shares entitled to vote on the adoption of the Merger Agreement (the “Stockholder Vote”) and (ii) the holders of a majority of the outstanding Common Shares entitled to vote on the adoption of the Merger Agreement that were not beneficially owned by Parent, Merger Sub or their affiliates (the “Unaffiliated Stockholder Vote”). As of the Record Date, there were 8,994,814 Common Shares outstanding and entitled to vote, including 4,255,194 Common Shares that were not beneficially owned by Parent, Merger Sub or their affiliates.

According to the report of the inspector of elections, at the Special Meeting, the Merger was approved and the Merger Agreement was adopted by the requisite vote of the stockholders of the Company. The Merger was approved and the Merger Agreement was adopted by approximately 76.41% of the aggregate voting power of the outstanding Common Shares, and by holders of approximately 50.14% of the Common Shares not beneficially owned by Parent, Merger Sub or their affiliates. A second proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies, was not needed because there were sufficient votes to approve the proposal to adopt the Merger Agreement.

The tally of the votes for the Stockholder Vote is as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,873,071	174,355	23,887	N/A

The tally of the votes for the Unaffiliated Stockholder Vote is as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,133,451	174,355	23,887	N/A

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of March 22, 2019, by and among Voltari Corporation, Starfire Holding Corporation and Voltari Merger Sub LLC (incorporated herein by reference to Exhibit 2.1 to Form 8-K of Voltari Corporation, filed with the Securities and Exchange Commission on March 25, 2019).

3.1	Second Amended and Restated Certificate of Incorporation of Voltari Corporation.

3.2	Second Amended and Restated Bylaws of Voltari Corporation.

*	Exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTARI CORPORATION

Date: September 24, 2019	By:	/s/ Keith Cozza
Name: Keith Cozza
Title: President and Secretary